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                                      REXX
                           ENVIRONMENTAL CORPORATION

                                                                  June 28, 2000

Greg S. Watkins
Daren J. Barone
Watkins Contracting, Inc.
5490 Complex Street, Suite 603
San Diego, CA 92123

     Re: Stock Purchase Agreement dated June 10, 1999 and Letter Agreements dated November 29, 1999,
         January 6, 2000 and April 27, 2000

Dear Greg and Daren:

As we have discussed, it will not be possible to mail proxy materials to our shareholders for the planned transactions until later on. Since the shareholder meeting cannot be held by June 30, 2000, all references to February 29, 2000 and June 30, 2000 in the Stock Purchase Agreement as amended by the Letter Agreements of November 29, 1999 and January 6, 2000 and April 27, 2000 need to be changed to a reasonable later date. I expect it reasonable to assume that the shareholder meeting will be held before August 31, 2000.

Accordingly, as we have discussed, please confirm that (i) all references to November 30, 1999 and/or February 29, 2000 and/or April 30, 2000 and/or June 30, 2000 in the Stock Purchase Agreement and the Letter Agreements are to be considered changed to references to August 31, 2000, and (ii) in all other respects the Stock Purchase Agreement and the Letter Agreements remain unchanged and unaffected by the delay in the shareholder meeting.

                                                      Very truly yours,



                                                       /s/ Arthur L. Asch
                                                      --------------------------
                                                           Arthur L. Asch
                                                           Chairman of the Board
CONFIRMED:

/s/ Greg S. Watkins
-------------------
    Greg S. Watkins


/s/ Daren J. Barone
-------------------
    Daren J. Barone

          350 Park Avenue o New York, New York 10022 o (212) 750-7755
                               Fax: (212) 750-3095